EXHIBIT 99.1

RLI REPORTS THIRD QUARTER 2025 RESULTS

PEORIA, ILLINOIS, October 20, 2025 – RLI Corp. (NYSE: RLI) – RLI Corp. reported third quarter 2025 net earnings of $124.6 million ($1.35 per share), compared to $95.0 million ($1.03 per share) for the third quarter of 2024. Operating earnings(1) for the third quarter of 2025 were $77.0 million ($0.83 per share), compared to $60.4 million ($0.65 per share) for the same period in 2024.

All share and per share data in this release reflect the two-for-one stock split that RLI executed on January 15, 2025.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2025	2024	2025	2024
Net earnings	$1.35	$1.03	$3.38	$3.30
Operating earnings (1)	$0.83	$0.65	$2.60	$2.46

(1)	See discussion below: Non-GAAP and Performance Measures.

Highlights for the quarter included:

●	Underwriting income(1) of $60.5 million on a combined ratio(1) of 85.1.
●	Gross premiums written were flat and net investment income increased 12%.
●	Favorable development in prior years’ loss reserves resulted in a $13.7 million net increase in underwriting income.
●	Book value per share of $20.41, an increase of 26% (inclusive of dividends) from year-end 2024.

“We are pleased to report another quarter of profitable results,” said RLI Corp. President & CEO Craig Kliethermes. “Our 85 combined ratio reflects disciplined underwriting and consistent execution of our strategy in a competitive market. Favorable reserve development and minimal catastrophe activity during the quarter supported strong underwriting results. In addition, investment income growth and solid portfolio returns contributed to a 26% increase in book value per share since year-end 2024. These results reflect the strength of our talented team and the resilience of our diversified product portfolio.”

Underwriting Income

RLI achieved $60.5 million of underwriting income in the third quarter of 2025 on an 85.1 combined ratio, compared to $40.7 million on an 89.6 combined ratio in 2024.

Results for both years include favorable development in prior years’ loss reserves, which resulted in a $13.7 million and $18.1 million net increase to underwriting income in 2025 and 2024, respectively.

The following table highlights underwriting income and combined ratios by segment for the third quarter.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2025	2024		2025	2024
Casualty	$4.5	$2.6	Casualty	98.2	98.8
Property	50.4	30.4	Property	60.2	77.2
Surety	5.6	7.7	Surety	85.0	78.8
Total	$60.5	$40.7	Total	85.1	89.6

(1)	See discussion below: Non-GAAP and Performance Measures.

Other Income

Net investment income for the quarter increased 12% to $41.3 million, compared to the same period in 2024. The investment portfolio’s total return was 3.0% for the quarter and 7.4% for the nine months ended September 30, 2025.

RLI’s comprehensive earnings were $152.3 million for the quarter ($1.65 per share), compared to $175.3 million ($1.90 per share) for the same quarter in 2024. In addition to net earnings, comprehensive earnings for 2025 included after-tax unrealized gains from the fixed income portfolio, due to declining interest rates.

Dividends Paid in Third Quarter of 2025

On September 19, 2025, the company paid a regular quarterly dividend of $0.16 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $975 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2025 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) on October 21, 2025, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/441675041.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2024.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 50 consecutive years and delivered underwriting profits for 29 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development(1) and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2025	2024	2025	2024
Favorable development in casualty prior years' reserves	$8.1	$9.0	$28.6	$40.0
Favorable development in property prior years' reserves	$4.7	$4.4	$27.2	$28.5
Favorable development in surety prior years' reserves	$2.7	$3.1	$13.3	$10.9

Net incurred losses related to:
2025 catastrophe events	$—	$—	$(26.0)	$—
2024 and prior catastrophe events	$—	$(35.0)	$5.0	$(61.0)

	Operating Earnings Per Share
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating Earnings Per Share(2)	$0.83	$0.65	$2.60	$2.46

Specific items included in operating earnings per share:(1) (3)
Net favorable development in casualty prior years' reserves	$0.06	$0.06	$0.19	$0.29
Net favorable development in property prior years' reserves	$0.04	$0.03	$0.21	$0.22
Net favorable development in surety prior years' reserves	$0.02	$0.02	$0.10	$0.08

Net incurred losses related to:
2025 catastrophe events	$—	$—	$(0.19)	$—
2024 and prior catastrophe events	$—	$(0.25)	$0.04	$(0.45)

(1)	Reserve development reflects changes from previously estimated losses.
(2)	See discussion above: Non-GAAP and Performance Measures.
(3)

Items included in operating earnings per share are after tax and incorporates incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.

RLI CORP

2025 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
SUMMARIZED INCOME STATEMENT DATA:	2025	2024	% Change	2025	2024	% Change
Net premiums earned	$407,695	$389,489	4.7%	$1,207,944	$1,129,230	7.0%
Net investment income	41,270	36,694	12.5%	117,414	103,502	13.4%
Net realized gains	18,318	5,420	NM	48,234	11,222	NM
Net unrealized gains on equity securities	41,981	38,392	9.3%	43,163	87,314	(50.6)%
Consolidated revenue	$509,264	$469,995	8.4%	$1,416,755	$1,331,268	6.4%
Loss and settlement expenses	187,998	202,118	(7.0)%	549,814	513,741	7.0%
Policy acquisition costs	128,937	117,811	9.4%	378,126	342,186	10.5%
Insurance operating expenses	30,215	28,868	4.7%	86,683	84,892	2.1%
Interest expense on debt	1,364	1,617	(15.6)%	4,049	4,839	(16.3)%
General corporate expenses	5,045	3,994	26.3%	12,747	13,144	(3.0)%
Total expenses	$353,559	$354,408	(0.2)%	$1,031,419	$958,802	7.6%
Equity in earnings of unconsolidated investees	1,540	1,238	24.4%	7,055	7,653	(7.8)%
Earnings before income taxes	$157,245	$116,825	34.6%	$392,391	$380,119	3.2%
Income tax expense	32,635	21,798	49.7%	80,231	75,200	6.7%
Net earnings	$124,610	$95,027	31.1%	$312,160	$304,919	2.4%

Other comprehensive earnings, net of tax	27,674	80,293	(65.5)%	76,405	59,779	27.8%
Comprehensive earnings	$152,284	$175,320	(13.1)%	$388,565	$364,698	6.5%

Operating earnings(1):
Net earnings	$124,610	$95,027	31.1%	$312,160	$304,919	2.4%
Less:
Net realized gains	(18,318)	(5,420)	NM	(48,234)	(11,222)	NM
Income tax on realized gains	3,848	1,139	NM	10,130	2,357	NM
Net unrealized gains on equity securities	(41,981)	(38,392)	9.3%	(43,163)	(87,314)	(50.6)%
Income tax on unrealized gains on equity securities	8,816	8,062	9.4%	9,064	18,335	(50.6)%
Operating earnings	$76,975	$60,416	27.4%	$239,957	$227,075	5.7%

Return on Equity:
Net earnings (trailing four quarters)				20.8%	27.7%
Comprehensive earnings (trailing four quarters)				21.3%	38.4%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	92,310	92,441		92,460	92,370

Net earnings per share	$1.35	$1.03	31.1%	$3.38	$3.30	2.4%
Less:
Net realized gains	(0.20)	(0.06)	NM	(0.52)	(0.12)	NM
Income tax on realized gains	0.04	0.01	NM	0.11	0.03	NM
Net unrealized gains on equity securities	(0.45)	(0.42)	7.1%	(0.47)	(0.95)	(50.5)%
Income tax on unrealized gains on equity securities	0.09	0.09	0.0%	0.10	0.20	(50.0)%
Operating earnings per share(1)	$0.83	$0.65	27.7%	$2.60	$2.46	5.7%

Comprehensive earnings per share	$1.65	$1.90	(13.2)%	$4.20	$3.95	6.3%

Cash dividends per share - ordinary	$0.16	$0.15	10.3%	$0.47	$0.43	10.6%

Net cash flow provided by operations	$179,220	$219,368	(18.3)%	$457,453	$432,139	5.9%

(1)	See discussion above: Non-GAAP and Performance Measures.

NM = Not Meaningful

RLI CORP

2025 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2025	2024	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$3,536,484	$3,175,796	11.4%
(amortized cost - $3,655,954 at 9/30/25)
(amortized cost - $3,391,159 at 12/31/24)
Equity securities, at fair value	878,872	736,191	19.4%
(cost - $513,255 at 9/30/25)
(cost - $417,897 at 12/31/24)
Short-term investments	165,706	74,915	121.2%
Other invested assets	56,494	57,939	(2.5)%
Cash and cash equivalents	52,621	39,790	32.2%
Total investments and cash	$4,690,177	$4,084,631	14.8%

Accrued investment income	29,584	28,319	4.5%
Premiums and reinsurance balances receivable	231,530	230,534	0.4%
Ceded unearned premiums	123,039	124,955	(1.5)%
Reinsurance balances recoverable on unpaid losses	769,611	755,425	1.9%
Deferred policy acquisition costs	181,488	166,214	9.2%
Property and equipment	41,094	43,172	(4.8)%
Investment in unconsolidated investees	63,652	56,477	12.7%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	—	7,793	(100.0)%
Other assets	63,263	77,720	(18.6)%
Total assets	$6,247,000	$5,628,802	11.0%

Unpaid losses and settlement expenses	$2,873,054	$2,693,470	6.7%
Unearned premiums	1,035,756	984,140	5.2%
Reinsurance balances payable	35,951	44,681	(19.5)%
Funds held	113,753	97,380	16.8%
Income taxes - current	9,792	749	NM
Income taxes - deferred	23,157	—	NM
Short-term debt	100,000	100,000	—%
Accrued expenses	110,660	124,242	(10.9)%
Other liabilities	70,701	62,173	13.7%
Total liabilities	$4,372,824	$4,106,835	6.5%
Shareholders' equity	1,874,176	1,521,967	23.1%
Total liabilities & shareholders' equity	$6,247,000	$5,628,802	11.0%

OTHER DATA:
Common shares outstanding (in 000's)	91,838	91,738

Book value per share	$20.41	$16.59	23.0%
Closing stock price per share	$65.22	$82.42	(20.9)%

Statutory surplus	$1,887,627	$1,787,312	5.6%

NM = Not Meaningful

RLI CORP

2025 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2025

Gross premiums written	$317,063		$154,631		$38,527		$510,221
Net premiums written	263,395		109,007		34,924		407,326
Net premiums earned	243,508		126,689		37,498		407,695
Net loss & settlement expenses	150,912	62.0%	32,815	25.9%	4,271	11.4%	187,998	46.1%
Net operating expenses	88,110	36.2%	43,450	34.3%	27,592	73.6%	159,152	39.0%
Underwriting income (1)	$4,486	98.2%	$50,424	60.2%	$5,635	85.0%	$60,545	85.1%

2024

Gross premiums written	$294,267		$173,813		$39,710		$507,790
Net premiums written	242,650		122,428		36,466		401,544
Net premiums earned	219,638		133,266		36,585		389,489
Net loss & settlement expenses	137,951	62.8%	60,991	45.8%	3,176	8.7%	202,118	51.9%
Net operating expenses	79,138	36.0%	41,873	31.4%	25,668	70.1%	146,679	37.7%
Underwriting income (1)	$2,549	98.8%	$30,402	77.2%	$7,741	78.8%	$40,692	89.6%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2025

Gross premiums written	$902,127		$536,500		$124,981		$1,563,608
Net premiums written	755,247		391,662		114,567		1,261,476
Net premiums earned	707,194		389,897		110,853		1,207,944
Net loss & settlement expenses	438,007	61.9%	103,999	26.7%	7,808	7.0%	549,814	45.5%
Net operating expenses	254,341	36.0%	129,048	33.1%	81,420	73.5%	464,809	38.5%
Underwriting income (loss)(1)	$14,846	97.9%	$156,850	59.8%	$21,625	80.5%	$193,321	84.0%

2024

Gross premiums written	$826,152		$590,191		$123,495		$1,539,838
Net premiums written	687,170		439,052		112,854		1,239,076
Net premiums earned	627,014		396,774		105,442		1,129,230
Net loss & settlement expenses	369,273	58.9%	134,950	34.0%	9,518	9.0%	513,741	45.5%
Net operating expenses	231,203	36.9%	120,526	30.4%	75,349	71.5%	427,078	37.8%
Underwriting income (loss)(1)	$26,538	95.8%	$141,298	64.4%	$20,575	80.5%	$188,411	83.3%

(1)	See discussion above: Non-GAAP and Performance Measures.